UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2010

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2930 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 21, 2010, management of Flotek Industries, Inc. (the “Company”) determined to reclassify certain warrants issued by the Company in August 2009 containing an anti-dilution price protection feature. Impacted financial statements are being restated due to adoption of FASB ASC 815-40-15-5 (“ASC 815-40”, formerly EITF 07-5), “Determining Whether an Instrument (Or Embedded Feature) Is Indexed to an Entity’s Own Stock,” which became effective as of January 1, 2009, and indicates that the anti-dilution price protection feature in the Company’s outstanding warrants requires accounting for the fair value of the warrants as a liability. The restated financial statements account for the reclassification of the Company’s warrants from stockholders’ equity to a warrant liability, and for changes in the fair value of the warrant liability in the statement of operations. The restatement does not result in a change in the Company’s previously reported revenues, cash flows or total cash and cash equivalents shown in its impacted financial statements.

As a result of the reclassification, on May 21, 2010, the Company’s management and the Audit Committee of the Board of Directors of the Company concluded that the Company’s reported net loss for the periods ended September 30, 2009 and December 31, 2009 should be revised to reflect certain non-cash charges relating to the reclassification of the detachable warrants as a liability and that the financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and Annual Report on Form 10-K for the year ended December 31, 2009, should no longer be relied upon and must be restated and amended to reflect this reclassification. The Company’s management and the Audit Committee of the Board of Directors of the Company discussed this matter and the determination with UHY LLP, the Company’s independent registered public accounting firm.

Contemporaneously with the filing of this Current Report on Form 8-K, the Company has filed with the Securities and Exchange Commission amendments to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and Annual Report on Form 10-K for the year ended December 31, 2009, each of which contain restated financial statements with amended accounting treatment of the aforementioned warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: May 21, 2010	By:	/s/ Jesse E. Neyman
Jesse E. Neyman
Executive Vice President, Finance and Strategic Planning